LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of May 20, 2013 by and between Quantum Fuel Systems Technologies Worldwide, Inc. (the “Borrower”) and Bridge Bank, National Association (“Bank”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated as of May 7, 2012 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.WAIVER. Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Section 6.9(b) for quarters ended June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 and with Section 6.9(a) for quarter ended March 31, 2013 (collectively, the “Covenant Defaults”). Subject to the conditions contained herein, Bank waives the Covenant Defaults. Bank does not waive Borrower’s obligations under such section after the date hereof and as amended hereby, and Bank does not waive any other failure by Borrower to perform its Obligations under the Existing Documents.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modification(s) to Loan and Security Agreement:

1.The following definitions in Section 1.1 are added or amended in their entirety to read as follows:
“Borrowing Base” means an amount equal to (i) eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower plus (ii) an amount equal to fifty percent (50%) of Eligible Inventory (which shall not exceed forty percent (40%) of the outstanding Advances at any time), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.
“First Amendment Date” means May 20, 2013.
“Revolving Line” means a credit extension of up to Five Million Dollars ($5,000,000).
2.    Clause (j) in the defined term “Eligible Accounts” set forth in Section 1.1 is amended and restated in its entirety to read as follows:
(j)    Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed forty percent (40%) of all Accounts (the “Concentration Limit”), to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

3.    Section 2.5(a) is amended and restated in its entirety to read as follows:
(a)    Facility Fee. On the Closing Date, a facility fee equal to $100,000, on the First Amendment Date a fee equal to $20,000, and on the first anniversary of the Closing Date, an renewal fee equal to $50,000, each of which shall be fully earned and nonrefundable; and
4.    Section 2.3(a) is amended and restated in its entirety to read as follows:
(a)     Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to two percent (2.0%) above the Prime Rate; provided however that if Borrower’s Asset Coverage Ratio measured as of the end of any particular month is less than 1.35:1.00, then the applicable rate for the subsequent month(s) shall be two and one half percent (2.5%) above the Prime Rate.
5.    Section 6.3(a) is amended and restated in its entirety to read as follows:
(a) within 5 days of the 15th and last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable, and an Inventory listing;
6.    Section 6.9 is amended and restated in its entirety to read as follows:
6.9    Asset Coverage Ratio. Borrower shall maintain at all times a ratio of unrestricted cash and cash equivalents maintained at Bank plus Eligible Accounts to all Obligations owing to Bank (the “Asset Coverage Ratio”) of at least 1.25 to 1.00, measured on a monthly basis.
7.    Exhibits C and D are replaced in their entirety with Exhibits C and D attached hereto.
8.    Notwithstanding anything in the Existing Documents to the contrary, Eligible Accounts shall not include any Accounts with respect to which the account debtor is Fisker Automotive; and Eligible Inventory shall not include any Inventory from Fisker Automotive, until such time as Bank approves such inclusion in its sole discretion.
9.    The address for the Borrower in Section 10 is amended to read 25242 Arctic Ocean Drive, Lake Forest, CA 92630, Attn: Brad Timon, Chief Financial Officer, Fax: (949) 399-4567.

1.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
2.    NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against

Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the Loan and Security Agreement, and/or Bank’s actions to exercise any remedy available under the Loan and Security Agreement or otherwise.
3.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, except for those representations and warranties that were as of a specific date which remain true and correct as of such earlier date, and that no Event of Default has occurred and is continuing, except for the Covenant Defaults. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.
4.    REFERENCE PROVISION.
(a)    In the event the jury trial waiver set forth in Section 11 of the Loan and Security Agreement is not enforceable, the parties elect to proceed under this judicial reference provision.

(b)    With the exception of the items specified in subsection (c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Loan and Security Modification Agreement, the Loan and Security Agreement, or any other document, instrument or agreement existing or hereinafter entered into by the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)    The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)    The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)    Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)    THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS LOAN AND SECURITY MODIFICATION AGREEMENT OR THE OTHER LOAN DOCUMENTS.

5.    CONDITIONS. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)    the fee payable pursuant to Section 2.5, plus an amount equal to all Bank Expenses incurred through the date hereof;
(b)    a warrant to purchase up to 100,000 shares of the Common Stock of Borrower, Quantum Fuel Systems Technologies Worldwide, Inc. in the form attached hereto as Exhibit 1;
(c)    evidence of Borrower’s receipt of at least $2,500,000 in cash proceeds from the sale and issuance of its equity securities;
(d)    corporate resolutions and incumbency certificate; and
(e)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[SIGNATURE PAGE FOLLOWS]

6.    COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.
BORROWER:                    BANK:

QUANTUM FUEL SYSTEMS TECHNOLOGIES     BRIDGE BANK, NATIONAL ASSOCIATION
WORDLWIDE, INC.

By: _/s/ Bradley Timon_______________        By: /s/ Dan Pistone___________________

Name: _Bradley Timon_________________        Name: _Dan Pistone____________________

Title: _CFO__________________________        Title: _Senior Vice President_____________

EXHIBIT C

BORROWING BASE CERTIFICATE
BRIDGE BANK
55 Almaden Boulevard, San Jose, CA 95113

COMPANY: QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				As of Date:

1.	Add: Accounts Receivable Aged Current to 30 Days			$0
2.	Add: Accounts Receivable Aged 31 to 60 Days			$0
3.	Add: Accounts Receivable Aged 61 to 90 Days			$0
4.	Add: Accounts Receivable Aged 91 Days and Over			$0

5.	GROSS ACCOUNTS RECEIVABLE				$0

6.	Less: Accounts Receivable Aged over	90	days	$0
7.	Less: Foreign Receivables (Net of > 90s)			$0
8.	Less: U.S. Government Receivables (Net of > 90s)			$0
9.	Less: Affiliate or Related Accounts Receivables (Net of > 90s)			$0
10.	Less: Account concentration in excess of	40%	$0	$0
11.	Less: Cross Aging	35%		$0
12.	Less: Contra Accounts			$0
13.	Less: Over 90 day A/R credits			$0
14.	Less: Other Ineligible Accounts (prebillings, progress billings, retention billings, bill & hold, Fisker Automotive, etc.)			$0
15.	Add: Lines 6 through 14 - Total Ineligible Accounts			$0
16.	NET ELIGIBLE ACCOUNTS RECEIVABLE				$0
17.	Account Receivable Advance Rate				80%
18.	ELIGIBLE ACCOUNTS RECEIVABLE BORROWING BASE				$0
19.	TOTAL INVENTORY			$0
20.	Less: Ineligible Inventory (including Fisker Automotive)			$0
21.	Net Eligible Inventory				$0
22.	Eligible Inventory Advance Rate	50%
23.	The lesser of 50% of Eligible Inventory or 40% of #22			$0
24.	MAXIMUM AVAILABLE LINE OF CREDIT		$5,000,000
25.	TOTAL FUNDS AVAILABLE (the lesser of #18 + #23 or #24)				$0
26.	Less: Outstanding Loan Balance				$0
27.	Less: International Sublimit Amounts				$0
28.	Less: Cash Management Services Amounts				$0
29.	AVAILABLE FOR DRAW/NEED TO PAY				$0

If line #29 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize the bank to deduct any advance amounts directly from the company's checking account at Bridge Bank in the event there is an Overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bridge Bank, National Association.

		Date:
	Prepared By:
		Date:
	Bank Reviewed:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	BRIDGE BANK, NATIONAL ASSOCIATION

FROM:	QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
The undersigned authorized officer of Quantum Fuel Systems Technologies Worldwide, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 95 days		Yes	No
Monthly financial statements and Compliance Certificate	Monthly within 30 days of first 2 months of each quarter		Yes	No
Monthly financial statements and Compliance Certificate	Monthly within 45 days of the third month of each quarter		Yes	No
Federal Tax Returns (CPA prepared)	Within 30 days of filing
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year		Yes	No
A/R & A/P Agings, Inventory Listing, and Borrowing Base Certificate	Within 5 days of the 15th and last day of each month		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
10K and 10Q	(as applicable)		Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank (including all petty cash accounts)	$ ___________________

Financial Covenant	Required	Actual	Complies

Minimum Asset Coverage Ratio	1.25 : 1.00	_____:1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

___________________________________________	Verified:
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date:
TITLE
	Compliance Status	Yes No
___________________________________________
DATE

EXHIBIT 1

FORM OF WARRANT